  As Filed with the Securities and Exchange Commission on April 6, 1999.

                                                    Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  VIRAGEN, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                         59-2101668
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                              865 S.W. 78th Avenue
                                    Suite 100
                              Plantation, FL 33324
                            Telephone (954) 233-8746
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

                                                   James Schneider, Esq.
         Gerald Smith                             Robert J. Burnett, Esq.
     Chairman of the Board                 Atlas, Pearlman, Trop & Borkson, P.A.
        Viragen, Inc.                                   Suite 1900
865 S.W. 78th Avenue, Suite 100                 200 East Las Olas Boulevard
   Plantation, Florida 33324                  Fort Lauderdale, Florida 33301
        (954) 233-8746                                (954) 763-1200
       ------------------------------------------------------------------
       Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE


                                                              Proposed             Proposed
                                                              Maximum              Maximum
Title of                                 Amount               Offering             Aggregate             Amount of
Shares to be                             to be                Price Per            Offering              Registration
Registered                               Registered           Share(1)             Price(1)              Fee
-------------                            ----------           ----------           ------------          --------------
Common Stock, $.01 par
value per share issuable upon
the conversion of 8%
Redeemable Convertible
Promissory Notes                        9,912,622(2)            $0.52              $ 5,155,000            $ 1,562

Common Stock issuable upon
exercise of Common Stock
Purchase Warrants                         932,039(3)            $0.52              $   485,000            $   147

Common Stock issuable upon
exercise of Common Stock
Purchase Warrants                         155,339(4)            $0.52              $    81,000            $    25


Total                                  11,000,000                                  $ 5,721,000            $ 1,734
                                       ==========                                  ===========            =======


-----------------

         (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale price for the Common Stock, $.01 par value per share (the "Common Stock"), as reported on the Nasdaq National Market System at March 31, 1999.

         (2) Includes up to an aggregate of 9,912,622 shares of our Common Stock (including the Additional Shares) issuable upon the conversion of our 8% Redeemable Convertible Notes convertible at the lesser of the average closing bid price of our Common Stock for the period of five consecutive trading days preceding March 17, 1999 (the "Closing Market Price") and the lowest closing bid price of our Common Stock during the 10 consecutive trading days immediately preceding the conversion date (the "Notes").

         (3) Includes up to an aggregate of 932,039 shares of our Common Stock issuable upon the exercise of warrants exercisable at the lower of 120% of the Closing Market Price or the lowest closing bid price of our Common Stock during the 10 consecutive trading days immediately preceding the conversion date (the "Warrants").

         (4) Includes an aggregate of up to 155,339 shares of our Common Stock issuable upon the exercise of warrants exercisable at 120% of Closing Market Price (the "Additional Warrants").

         Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the Notes, Warrants and the Additional Warrants but not as a result of pure adjustments attributable to changes in Market price.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                               ____________, 1999

                   Selling Security Holder Offering Prospectus

                                  VIRAGEN, INC.

                        11,000,000 Shares of Common Stock
                             offered at market price

                                        Viragen, Inc. is registering up to
                                        11,000,000 shares of Common Stock
                                        issuable upon the conversion of
                                        promissory notes and warrants to the
                                        selling security holders.

                                        Viragen, Inc. is researching and
                                        developing products which help the human immune system resist viral infections.

                                        NASDAQ National Market Symbol: VRGN
                                        Recent Price: $0.52 at March 31, 1999

The selling security holders may sell
the following securities:

   9,912,622 shares from the conversion of
             promissory notes; and
   1,087,378 shares from warrant exercises;

----------

                           ---------------------------

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from our web site at www.viragen.com or at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling security holder sells all the shares. This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-_____).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         -- Annual Report on Form 10-K/A for the year ended June 30, 1998 (Commission File No. 0-10252)

         -- Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 0-10252)

         -- Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 (Commission File No. 0-10252)

         -- Future Filings

         You may request a copy of these filings and their exhibits, at no cost, by writing or telephoning us at the following address:

         Corporate Secretary
         Viragen, Inc.
         865 S.W. 78th Avenue, Suite 100
         Plantation, FL 33324
         Telephone No.: (954) 233-8746

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling security holders will not make any offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                TABLE OF CONTENTS

Where You Can Find More Information...................................  2

Incorporation of Certain Information by Reference.....................  2

High Risk Factors.....................................................  5

The Company........................................................... 10

Selling Security Holders.............................................. 11

Plan of Distribution.................................................. 16

Description of Securities............................................. 17

Legal Matters......................................................... 20

Experts............................................................... 20

Indemnification....................................................... 21


         We will not receive any proceeds from the sale of Common Stock from the accounts of the selling security holders. We may however receive proceeds from the exercise of the Warrants and the Additional Warrants.

         We informed the selling security holders that the anti-manipulative rules under the Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have furnished the selling security holders with a copy of these rules. We have also informed the selling security holders that they must deliver a copy of this Prospectus with any sale of their shares.

                                HIGH RISK FACTORS

         An investment in our Common Stock is very risky. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors:

HISTORY OF LOSSES DUE TO LACK OF SALES AND REGULATORY APPROVAL

         Since the organization of Viragen Inc. (the "Company" or "Viragen"), we have incurred operating losses. The net loss for our fiscal year ended June 30, 1998 was $7,856,136. As of December 31, 1998, our net loss for the six month period then ended was $5,758,422. At December 31, 1998, we had a total deficit since organization of $44,657,636.

         We presently produce a single product known as natural human leukocyte derived alpha interferon. However, because the Food and Drug Administration (for United States distribution) and the European Union (for European distribution) have not yet approved our natural interferon product, we cannot sell this product and, therefore, have no current source of income from operations.

         We will not be able to reduce such losses or operate profitably until we obtain the necessary approvals to sell natural interferon. While we currently have a 10% interest in a separate product for the treatment of rheumatoid arthritis, sales of natural interferon is expected to be our primary source of income. Investors must understand that natural interferon may never receive the necessary approvals from regulatory authorities. In addition, even if approval is received, we may not be able to recover sufficient profit from the sale of natural interferon. If we do not obtain the required approvals nor profit from the sale of natural interferon or other products, Viragen most likely will be forced to terminate its operations. In that case, those who have invested in our Company will likely lose their entire investment.

POSSIBLE NASDAQ DELISTING

         On December 16, 1998 we received notice from the Nasdaq Stock Market that our Common Stock was in jeopardy of being delisted from the Nasdaq National Market because our Common Stock failed to maintain a closing bid price of $1.00 per share. We expect to solicit proxies from our stockholders to effect up to a 4 to 1 revenue stock split of our common stock which should assist in increasing the closing bid price of our common stock above $1.00. However, we cannot be sure if our stockholders will approve the reverse stock split or, if the stock split is approved, it will increase the closing bid price of our common stock above $1.00 for a sufficient period of time. If our common stock is delisted from the NASDAQ National Market, it may be more difficult to liquidate your investment in us.

ADDITIONAL FUNDING NEEDED

         As explained above, we have no source of income and may not have sufficient sources of income for a significant period of time, if ever. Funds will be needed to conduct clinical trials so we can receive regulatory approvals. We must obtain additional funding from outside sources to conduct these trials. In the event we are unable to locate funding or obtain funding on reasonable terms, we will most likely be required to terminate operations. In that case, any investment in our Company would be lost.

DIFFICULTY TESTING PRODUCT

         Our ability to receive the approval of either the Food and Drug Administration ("FDA") or the European Union ("EU") is, in part, dependent on our ability to test natural interferon on human patients. In the past, we had certain problems with our testing programs in Florida. We cannot assure you that our current production technology or new facilities in Florida or Scotland will meet FDA or EU standards.

COMPETITION

         Competition in the immunological and pharmaceutical products industry is intense. Our competitors, which include major pharmaceutical companies, have more experience in research, development and clinical testing of pharmaceutical and biomedical products. They also have greater financial, marketing and human resources than our Company. Some of our competitors already have approvals for and are already marketing synthetic products similar to our product. Competition is only expected to increase in the future. If we are unable to compete with larger, more experienced competitors, we may be forced to terminate operations.

RISK OF TECHNOLOGICAL OBSOLESCENCE

         The research and development of natural interferon and other related products involves rapid technological change. This change can severely affect the production methods, costs, marketing and acceptance of biomedical products. We cannot guarantee that we will have the resources to keep pace with technological changes or that products developed by our competitors will not make it difficult or impossible to market our product.

GOVERNMENT REGULATION MAY AFFECT DEVELOPMENT AND DISTRIBUTION OF
NATURAL INTERFERON

         All pharmaceutical manufacturers are subject to various state and federal rules and regulations. In particular, we must comply with FDA guidelines known as current Good Manufacturing Practices. EU regulatory authorities also impose regulations. These rules and regulations are constantly changing and may restrict our ability to produce and distribute our natural interferon product.

UNCERTAINTY OF HEALTH CARE REFORM MEASURES AND THIRD PARTY REIMBURSEMENT

         Our ability to successfully market our products may depend on the receipt of reimbursements from government health administration authorities, private health coverage insurers and other organizations. In September 1993, President Clinton announced a series of legislative and regulatory proposals aimed at reforming the health care system. Although many of the proposals have not yet been put into effect, these proposals may hurt our ability to raise capital. If these proposals become law, the pricing of products similar to those we produce or the amount of reimbursement available from U.S. governmental agencies or third party insurers may affect our ability to market our product or market our product at a profit.

RISK THAT PATENTS AND PROPRIETARY TECHNOLOGY MAY NOT PROVIDE PROTECTION

         We intend to rely, in part, on certain proprietary technology in the production of natural interferon. However, we cannot assure you that such proprietary technology will enable us to either manufacture natural interferon more efficiently or enable us to compete effectively with our competitors. In addition, we may be damaged if we are accused of misappropriating a competitor's proprietary technology even if these claims are untrue. We cannot assure you that our future patent applications will be approved, and if granted, that these patents will provide necessary protection to us.

RISKS OF TECHNOLOGY TRANSFERS

         One of our proposed marketing strategies is to sell the right to use our technology and product manufacturing techniques to third parties, who will in turn use them to produce natural human leukocyte alpha interferon outside the United States. We cannot guarantee that we will be able to successfully market the product or receive revenue from such third parties.

PRODUCT LIABILITY AND LIMITATIONS OF PRODUCT LIABILITY INSURANCE

         We may be subject to claims for personal injuries or other damages resulting from the use of natural interferon. In order to protect our Company against such claims, we maintain product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in total. We cannot be sure that this insurance will be adequate to cover any liabilities that may result from the use of natural interferon or that we will be able to afford such insurance in the future.

RELIANCE ON FOREIGN THIRD PARTY MANUFACTURER MAY DISRUPT OPERATIONS

         Viragen (Scotland) Ltd. ("VSL"), a wholly-owned subsidiary of Viragen (Europe) Ltd., our majority-owned subsidiary, has entered into a manufacturing agreement with the Common Services Agency of Scotland. Our decision to use an offshore manufacturer could expose VSL to certain risks involved with fluctuations in exchange rates of foreign currencies. In addition, relying on foreign manufacturers exposes us to all the risks of dealing with a foreign manufacturing source. These include governmental regulations, tariffs, import and export restrictions, transportation, taxes and local health and safety regulations. Any such foreign manufacturing arrangements limit our control and may lead to the disruption of our operations.

RISK OF DEPENDENCE ON KEY PERSONNEL

         Our day-to-day operations are managed by Mr. Gerald Smith, our Chairman of the Board and President, Dr. Jay Sawardeker, our Executive Vice President and Chief Operating Officer, Mr. Dennis W. Healey, our Executive Vice President, Treasurer and Chief Financial Officer. We have employment agreements with Messrs. Smith, Sawardeker and Healey which restrict competitive activities by them during the term of their agreements and for a two-year period thereafter. However, the loss of their services would have a negative effect on our ability to conduct business. Our future success will greatly depend on our ability to attract and retain additional skilled personnel in various phases of our operations.

PENNY STOCK RULES

         Our Common Stock currently trades on the NASDAQ National Market System and as such is exempt from the "Penny Stock Rules." If our Common Stock is delisted from the NASDAQ National Market System and continues to trade at less than $5.00 per share, our Common Stock will most likely be subject to the Penny Stock Rules promulgated under the Securities Exchange Act of 1934. Penny stocks generally are equity securities with a price of less than $5.00 which do not trade on certain national securities exchanges or are quoted on the NASDAQ National Market System. The Penny Stock Rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

         In addition, the Penny Stock Rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of purchases in our Common Stock and trading activity in the secondary market for the Company's Common Stock. If our Common Stock becomes subject to the Penny Stock Rules, it will be more difficult for you to sell the Common Stock which may reduce the value of your investment.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES AND PAYMENT OF PENALTY FEES

         As described in the Selling Security Holders section of this Prospectus, we may be obligated to pay the Selling Security Holders certain penalty fees and/or issue additional shares of our Common Stock if certain events occur. If we are required to pay such penalty fees, our ability to finance our current and future operations could be negatively affected. If we are required to issue additional shares of our Common Stock, your ownership interest in us may be significantly diluted.

IMPACT OF THE YEAR 2000 ON COMPUTER SYSTEMS

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the year 2000. Some older computer systems store dates with only a two-digit year with an assumed prefix of "19". Consequently, this limits those systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results by or at the year 2000 (the "Year 2000").

         Because we will rely heavily on computers to conduct our business we are subject to all the risks associated with the Year 2000. We have assessed the scope of our risks related to problems these computer systems may have related to the Year 2000 and we believe such risks are not significant. In addition, we are in the process of questioning our vendors and business partners about their progress in identifying and addressing problems related to the Year 2000. However, no assurance can be given that all of these third party systems or our computer systems will be Year 2000 compliant.

DILUTIVE EFFECTS OF TRANSACTION WITH SELLING SECURITY HOLDERS

         Based on the current market price of our Common Stock we may issue approximately 6,000,000 shares of our Common Stock (or 9.2% of the issued and outstanding Common Stock as of March 31, 1999) to the Selling Security Holders. Because the price the Selling Security Holders must pay for those shares is based on the market price of our Common Stock on various dates and the large percentage of shares of our Common Stock we may sell to the Selling Security Holders, you may experience substantial dilution of your investment in us.

NO DIVIDENDS ANTICIPATED TO BE PAID

         We have never paid cash dividends on our Common Stock and do not expect to pay cash dividends on our Common Stock any time in the near future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. For the foreseeable future, we anticipate that any earnings from operations will be used to finance our growth and will not be paid to our common stockholders in the form of dividends.

POSSIBLE RESALES OF SECURITIES BY CURRENT STOCKHOLDERS AND DEPRESSIVE EFFECT ON MARKET

         As of December 31, 1998, we had 5,772,365 shares of Common Stock outstanding which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933 (the "Securities Act"). The shares of Common Stock outstanding do not include shares of common stock that may be issued on conversion of various options and warrants. Under Rule 144, a person who holds restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 and sales of Common Stock covered by registration statements filed by us may reduce the market price of our Common Stock and increase the number of our publicly held securities.

USE OF PREFERRED STOCK TO RESIST TAKEOVERS; POTENTIAL ADDITIONAL DILUTION

         Our Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, of which at March 31, 1999, 2,650 shares of Series A Preferred Stock and 11 shares of Series I Preferred Stock were issued and outstanding. Our Certificate of Incorporation gives our Board of Directors the authority to issue preferred stock without approval of our stockholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize issuance of the preferred stock in one or more series. In addition, we may set the dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While we include preferred stock in our capitalization to improve our financial flexibility, we could possibly use such preferred stock to preserve control by present management in the event we become subject to a potential hostile takeover. In addition, the issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing stockholders.

                                   THE COMPANY

         Viragen, Inc. was organized in 1980 and is in the business of researching and developing products which help the human immune system resist viral infections. Our primary product is a natural interferon product named OmniferonTM which is produced from human white blood cells. Natural interferon stimulates and controls the human immune system. In addition, interferon may stem the growth of various viruses including those involved with diseases such as hepatitis, multiple sclerosis, cancer and HIV/AIDS.

         Our product has not been approved by the U.S. Food and Drug Administration or the European Union regulatory authorities. Viragen will seek FDA and EU approval for various uses of its Omniferon product in the future. This approval requires several years of clinical trials and substantial additional funds. Until 1993, we did not operate actively because of limited funds. As a result of funds previously raised by us as well as funds from the current transaction, we are concentrating our efforts in obtaining approval for our Omniferon product initially in the EU and eventually from the FDA.

         Our affiliate, Viragen (Scotland) Ltd., entered into a license and manufacturing agreement with the Common Services Agency of Scotland, and the Scottish National Blood Transfusion Service (the "Scottish Service"). As a result of this agreement, the Scottish Service will help in the manufacture of Viragen (Scotland)'s product for exclusive distribution in the EU and on a non-exclusive basis worldwide. The Scottish Service will receive royalties and special access to our Omniferon product. We have also recently entered into agreements with the American Red Cross, America's Blood Centers and the German Red Cross for supplies of white blood cells. These sources of white blood cells enable us to conduct EU and FDA trials and, subject to regulatory approvals, will also be used for commercial manufacturing in the future.

         Our executive offices are at 865 S.W. 78th Avenue, Suite 100, Plantation, FL 33324. Our telephone number is (954) 233-8746; our facsimile number is (954) 233-1414.

                                 ---------------


         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PROSPECTUS ARE FORWARD LOOKING AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED FOR A VARIETY OF FACTORS. SUCH FACTORS COULD INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN THE COMPANY'S FORM 10-K/A ANNUAL REPORT FILED FOR THE FISCAL YEAR ENDED JUNE 30, 1998, AS WELL AS THOSE DISCUSSED ELSEWHERE IN OTHER PUBLIC FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD LOOKING STATEMENTS INCLUDE THE COMPANY'S STATEMENTS REGARDING LIQUIDITY, ANTICIPATED CASH NEEDS AND AVAILABILITY, AND ANTICIPATED EXPENSE LEVELS IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDING EXPECTED PRODUCT CLINICAL TRIAL INTRODUCTIONS, EXPECTED RESEARCH AND DEVELOPMENT EXPENDITURES, AND RELATED ANTICIPATED COSTS. ALL FORWARD LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD LOOKING STATEMENTS.

                            SELLING SECURITY HOLDERS

SECURITIES PURCHASE AGREEMENT

         On March 17, 1999, we entered into a purchase agreement (the "Agreement") with The Isosceles Fund ("Isosceles") and Cefeo Investments Limited ("Cefeo"). The Agreement:

         o describes the terms pursuant to which we issued Isosceles and Cefeo 8% Redeemable Promissory Notes (the "Notes") in the principal amount of $2,000,000 and warrants to purchase shares of our common stock (the "Warrants");

         o limits our ability under certain circumstances to issue shares of our common stock or securities convertible or exercisable into our common stock without the consent of Isosceles and Cefeo for up to 195 days from the date of the Agreement;

         o require us to indemnify Isosceles, Cefeo and their respective officers, directors and affiliates from and damages they may incur if we breach the Agreement; and

         o give Isosceles a right of first refusal to participate in certain equity financings we undertake for a period of 360 days following the date of the Agreement.

THE NOTES

         The aggregate principal amount of the Notes we issued to Isosceles and Cefeo pursuant to the Agreement was $2,000,000. The principal amount of the Notes accrues interest at a rate of 8% annually.

         OPTIONAL PRE-PAYMENT. At our option, we may pre-pay (the "Pre-Payment") the Notes at 120% of their outstanding principal balance plus the accrued interest until either 90 or 105 days after the date of the Agreement depending on certain circumstances (the "Registration Period").

         MANDATORY REDEMPTION. If we do not obtain the approval of our stockholders to complete up to a 1 to 4 reverse stock split of our outstanding common stock by May 30, 1999, the Note holders may require us to redeem an amount of the Notes or any shares of our common stock issued to the Note holders upon conversion of the Notes (the "Conversion Shares") necessary to permit:

                  o conversion of the remaining Note(s);

                  o re-sale of the Conversion Shares;

                  o issuance of the Additional Shares (as defined below); and

                  o exercise of the Warrants;

without violating NASDAQ rules. Any redemption we would be required to make would be at a cash price equal to the greater of 125% of the face amount of the Notes or the Conversion Shares (valued at the applicable Conversion Price for such shares) being redeemed plus certain fees.

         CONVERSION. If we do not pre-pay or redeem the Notes, then on the trading day following the sooner of the end of the Registration Period or the date a registration statement registering the Conversion Shares becomes effective (the "Pre-Payment Deadline") and the 30th day after the PrePayment Deadline (the "Conversion Dates"), one-half of the principal balance and accrued interest on the Notes will automatically convert into shares of our Common Stock. Subject to certain adjustments, the conversion price (the "Conversion Price") will be the lesser of a) the average of the closing bid prices of our Common Stock during the five consecutive trading days preceding the Initial Purchase Date (the "Closing Market Price") ($0.644) and b) the lowest closing bid price of our common stock during the ten consecutive trading days immediately preceding the applicable Conversion Date (the "Future Price"). The number of Conversion Shares that will be issued to each Note holder will be determined by dividing the principal balance and accrued interest on the Notes by the respective Conversion Price.

         In addition to the Conversion Shares, the Note holders are entitled to receive additional shares (the "Additional Shares") of our common stock on the trading days following 30 days and 60 days after the Pre-Payment Deadline (each a "Re-Set Date"). The number of Additional Shares the Note holders are entitled to receive will be calculated by subtracting 1 from the quotient obtained by dividing the Closing Market Price by the Future Price multiplied by 1.2 on the first Re-Set Date and 1.22 on the second Re-Set Date (the "Applicable Rates") multiplied by the number of Conversion Shares.

          If we do not deliver the Conversion Shares and the Additional Shares to the Note holders within four business days after we receive proper notice from the Note holders (a "Delivery Default"), we must pay each Note holder $500 in cash for each of the first two days beyond such date, and $2,500 in cash for each day thereafter we do not deliver the Conversion Shares or the Additional Shares (the "Late Fee"). The Late Fee may, at the Note holders' option, be added to the principal amount of the Note.

         If a Delivery Default occurs because we do not have enough authorized but unissued shares of our common stock to deliver to the Note holders, we must issue the Note holders all of the shares of Common Stock which are then available. All of the Conversion Shares which the Note holders are entitled to receive which we are unable to deliver (the "Excess Amount") as a result of a Delivery Default must be delivered to the Note holders on the first date which they become available. On the date the shares become available, the Conversion Price for the Excess Shares will be adjusted to the lower of (i) the Conversion Price on the Delivery Default date and (ii) the Conversion
Price on the Conversion Date thereafter elected by the Holder in respect thereof. The number of Additional Shares shall be adjusted to reflect the Applicable Rate up to the date of actual delivery.

         If a Delivery Default occurs, we must also make certain payments to the Note holders based on the number of days the Delivery Default exists ("Delivery Default Payments"). The accrued Delivery Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the market price, at the Note holder's option. In the event the Note holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price in effect at the time of conversion.

         RESTRICTION. As long as the Notes are outstanding, we may not pay any dividend, redeem any of our outstanding securities, assume any liability for borrowed money, lend money or guarantee any obligations, incur any obligations senior to the Notes, sell or lease assets (except in the ordinary course of business) without the prior written consent of the Note holders.

         DEFAULT. If we default on our obligations under the Agreement or the Note, the Note holders may require us to immediately pay no less than, and possibly more than, 130% of the principal balance, the accrued interest and any other sums due the Note holders under the Notes (the "Default Amount"). If we fail to pay the Default Amount within five business days of written notice that such amount is due and payable, we may be required to immediately issue, in lieu of a Default Amount, a number of shares of our Common Stock equal to the Default Amount divided by the Conversion Price then in effect.

THE WARRANTS

         The Warrants entitle Isosceles and Cefeo to purchase an aggregate of 932,039 shares of our common stock subject to adjustment (the "Warrant Shares"). The Warrants are exercisable until March 17, 2004. Subject to certain adjustments, the Warrants are exercisable at a price per share equal to 120% of the Closing Market Price (the "Exercise Price"). If, however, the Future Price, as defined above, is lower than the Exercise Price on the first Conversion Date, then the Exercise Price will be the Future Price (the "Adjusted Exercise Price"). If the Future Price on the second Conversion Date is lower than the Exercise Price and the Adjusted Exercise Price, then the Exercise Price shall be such Future Price. The Warrants also contain a cashless exercise provision.

         With certain limited exceptions, we must reduce the exercise price of the Warrants if we sell shares of our common stock, grant options (or adjust the exercise price of options) or issue other securities convertible into our common stock at prices less than the Closing Market Price. We may be required to pay the Warrant holders a fee equal to the Late Fee if we do not deliver the Warrant Shares within the time period specified in the Warrant.

REGISTRATION RIGHTS AGREEMENTS

         We are required to file a Registration Statement registering the shares of our Common Stock issuable upon the exercise of the Notes, Warrants and Additional Warrants. If we fail to maintain the effectiveness of the Registration Statement for certain periods of time, or if our Common Stock is delisted from Nasdaq, we may be required to redeem the Notes, Warrants, Common Shares and Warrant Shares. In addition to the amounts we would be required to pay in redemption of the Notes, Warrants, Common Shares and Warrant Shares we would also be required to pay certain penalty fees.

         If at any time after 180 days following the Initial Purchase Date, the Registration Statement is not yet effective or the Registration Statement ceases to be effective for 30 consecutive business days or a total of 60 business days during any 12 month period, the Selling Security holders will have the right to require us to redeem all Notes and Warrants and shares of Common Stock received upon conversion or exercise for a cash price which may be greater than the market price of our common stock.

         We agreed to indemnify Isosceles and Cefeo and their partners, affiliates, officers, directors, employees and duly authorized agents, or any seller of the shares of Common Stock usable in connection with the Note and Warrants from any damages, costs and expenses incurred, including, reasonable attorneys' fees, as a result of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registrable securities or any preliminary prospectus registering the shares of our Common Stock issuable pursuant to the Note or Warrant.

ADDITIONAL WARRANTS

         In connection with the consummation of the Purchase Agreement, we issued warrants to purchase an aggregate of up to 155,339 shares of our Common Stock (the "Additional Warrants") to Ballsbridge Finance Limited, Elliot Layne & Associates, Inc. and Ven-Gua Capital Markets Ltd. (the "Additional Warrantholders"). All of the Additional Warrants are exercisable for a period of five years from the date of issuance at such time as we pre-pay the Notes. If we do not pre-pay the Notes, then only half of the Additional Warrants are exercisable.

         The following table sets forth as of March 17, 1999 (1) the name of the selling security holder, (2) the amount of Common Stock held directly or indirectly or underlying the Warrants and the Placement Agent Warrants to be offered by the selling security holders and (3) the amount to be owned by the selling security holders following the sale of such shares. As of March 17, 1999, there were outstanding 64,995,402 shares of Common Stock of the Company.


                                                                          Percentage
                                                                          of Shares              Shares to be
Name of Selling                                Number of                  Owned Prior            Owned After
Security Holders                            Shares Owned                  to Offering            Offering
----------------                            ------------                  -----------            ------------
The Isosceles Fund(1)                        8,133,496                       12.5%                       0
Cefeo Investments Limited(2)                 2,711,165                        4.2%                       0

Ballsbridge Finance, Limited(3)                 38,835                         *                         0
Elliott Layne & Associates, Inc.(3)             58,252                         *                         0
Ven-Gua Capital Markets Ltd.(3)                 58,252                         *                         0

* Denotes less than 1%
---------------------

(1) Assumes that (i) 7,434,467 shares will be acquired upon conversion of Notes and (ii)699,029 shares will be acquired upon the conversion of the Warrants.

(2) Assumes that (i) 2,478,155 shares will be acquired upon conversion of Notes and (ii) 233,010 shares will be acquired upon the conversion of the Warrants.

(3) Issuable upon exercise of the Additional Warrants exercisable at 120% of the Closing Market Price until March 17, 2004.

         The Company has agreed to pay for all costs and expenses in the issuance, offer, sale and delivery of the Shares. These include, all expenses and fees of preparing, filing and printing the Registration Statement and mailing of these items. The Company will not pay selling commissions and expenses for any sales by the selling security holders. The Company will indemnify the selling security holders against civil liabilities including liabilities under the Securities Act of 1933.

                              PLAN OF DISTRIBUTION

         These Shares may be sold by the selling security holders, or by other successors in interest. The sales may be made on one or more exchanges or in the over-the-counter market (including the Nasdaq National Market of The Nasdaq Stock Market), or at prices related to the then current market price, or in negotiated transactions.

         The Shares may be sold by one or more of the following methods, including, without limitation:

         (1) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal;

         (2) purchases by a broker or dealer as principal and resale by such broker or dealer;

         (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         (4) face-to-face or other direct transactions between the selling security holders and purchasers without a broker-dealer or other intermediary.

         In addition, the selling security holders may, subject to the restrictions described below and previously under "Selling Security Holders", sell short the Common Stock of the Company. In these instances, this Prospectus may be delivered in connection with such short sale and the Shares offered may be used to cover such short sale. The Selling Security Holders may be considered underwriters within the meaning of the Act in connection with the sale of the shares offered hereby. In making sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers or agents to participate. Such broker-dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated immediately prior to the sale. These broker-dealers and agents and any other participating broker-dealers or agents, as well as the selling security holders and the placement agent, may be considered to be "underwriters" within the meaning of the

Act. In addition, any securities covered by this Prospectus that qualify for sale under Rule 144 may be sold under Rule 144 rather than by this Prospectus.

                            DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue up to 75,000,000 shares of Common Stock, par value $.01 per share, of which 64,995,402 shares were outstanding as of March 17, 1999. The Company is also authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share, of which 2,650 shares of Series A Preferred Stock and 11 shares of Series I Preferred Stock were outstanding as of March 31, 1999.


COMMON STOCK

         Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a proportionate basis, such dividends as may be declared by the Board of Directors. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided proportionately on a per share basis among the holders of the Common Stock.

         Each share of Common Stock has one vote. Holders of Common Stock do not have cumulative voting rights, which means that the holders of a plurality of the shares voting for the election of Directors can elect all of the Directors. In that event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company provide that a majority of the issued and outstanding shares of Common Stock are a quorum to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

         The Company is authorized to issue a total of 1,000,000 shares of preferred stock, par value $1.00 per share. The preferred stock may be issued by resolutions of the

Company's Board of Directors without any action of the stockholders. However, any issuance of 20% of Viragen's Common Stock will require stockholder approval under Nasdaq Rule 4460(I)(1)(d)(ii). These resolutions may authorize issuances of such preferred stock in one or more series. In addition, they may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series.

         While the Company includes preferred stock in its capitalization to improve its financial flexibility, preferred stock could possibly be used by the Company to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of preferred stock could also have a dilutive effect to existing holders of Common Stock of the Company.

         SERIES A PREFERRED STOCK

         Viragen established the Series A Preferred Stock in January 1984. Each share of Series A Preferred Stock is immediately convertible into 4.26 shares of Common Stock. Dividends on the Series A Preferred Stock are cumulative, have priority to the Common Stock and are payable in either cash or Common Stock, at the option of the Company.

         The Series A Preferred Stock has voting rights only if dividends are in arrears for five annual dividends. Upon such occurrence, the voting is limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. The Series A Preferred Stock is redeemable at the option of the Company at any time after expiration of ten consecutive business days during which the bid or last sale price for the Common Stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation for the Series A Preferred Stock.

         Owners of the Series A Preferred Stock will be entitled to receive $10.00 per share (plus accrued and unpaid dividends) upon liquidation, dissolution or winding up of the Company. This is before any distribution or payment is made to holders of the Common Stock or other stock of the Company junior to the Series A Preferred Stock.

Series H and Series I Preferred Stock

         The Series H Preferred Stock and the Series I Preferred Stock (sometimes collectively referred to in this section as the "Preferred Stock") have no dividends, although an 8% accretion factor has been included for purposes of determining the liquidation and conversion amounts. The Preferred Stock carries no voting rights. The stated value of the Preferred Stock is $10,000 per share.

         The Preferred Stock, including the 8% accretion factor, is convertible into shares of Common Stock of the Company at the lower of:

         (1) the Fixed Conversion Price of $1.59; or

         (2) the Variable Conversion Price which will equal 82% of the Market Price on the date of conversion (the "Conversion Price").

         The amount of the shares a holder of the Preferred Shares may convert into is limited to a maximum of 15% of the aggregate principal amount of the Series H Preferred Stock or the Series I Preferred Stock issued to a holder for each monthly period. This is subject to a maximum of 25% per monthly period if the holder has not elected to convert the permitted 15% amount for the series during any previous monthly conversion period. In addition, this conversion quota will not be applicable in the event the Company completes a private offering of its debt or equity securities.

         At the option of the Company, any shares of Preferred Stock which are outstanding on August 19, 2000 will either be (1) automatically converted at the Conversion Rate in effect at that time or (2) automatically redeemed at the Stated Value plus any liquidated damages and any other cash payments then due from the Company ("Total Value").

         The Company also has the right to redeem ("Right to Redeem") all or any part of the Preferred Stock submitted for conversion if on the date of conversion the Conversion Price of the Company's Common Stock is less than the Fixed Conversion Price. Under the Right to Redeem option, if the closing bid price of the Common Stock on the date of conversion ("Closing Bid Price") is less than $1.50, the redemption price paid by the Company to the Holder will be $11,200 per share of Preferred Stock. On the other hand, if the Closing Bid Price is greater than $1.50, the redemption price paid by the Company to the Holder will be $11,750 per share of Preferred Stock.

         In addition, at any time commencing February 20, 1999, the Company has the Right to Redeem the Preferred Stock. However, the Company is only entitled to redeem Preferred Stock having an aggregate Stated Value of at least $1,000,000. The redemption price is equal to 120% of the Total Value of the Preferred Stock through August 19, 1999,and is equal to 115% of the Total Value of the Preferred Stock through August 19, 2000.

         A holder may not convert Preferred Stock if, as a result of conversion, the shares of Common Stock beneficially owned by the holder would exceed 4.9% of the outstanding shares of the Company. However, the converting holder or holders may waive the 4.9% Restriction by providing notice to the Company of the intent to waive this restriction. In no event may holders convert Preferred Stock if the total number of shares issuable upon conversion would exceed the maximum number of shares of Common Stock that the Company could, without stockholder approval, issue under Nasdaq Rule 4460(i)(l)(d)(ii).

         The Company had agreed that through February 19, 1999, it would not, without the prior written consent of each holder, issue or sell, any equity or debt securities of the Company (not including securities sold in underwritten public offerings or mergers, acquisitions or similar transactions) or any of its subsidiaries. An exception is if the Company has first delivered to each holder a written notice describing such future offering and providing each holder and its affiliates an option to purchase up to the full amount of the securities being offered in the future offering on the same terms as in the future offering. However, if any holder chooses not to participate in any future offering, then any debt or equity security issued in that offering will be ineligible for resale and/or conversion, until November 19, 1999.

OVER-THE-COUNTER MARKET

         The Company's Common Stock is traded in the Nasdaq National Market under the symbol "VRGN." If for any reason the Common Stock does not remain accepted for inclusion on Nasdaq, then the Company's Common Stock would continue to be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board. In the event the Common Stock were not included on Nasdaq, the Company's Common Stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse).

         For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities. It also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

TRANSFER AGENT

         The Transfer Agent for the shares of Common Stock is Chase Mellon Shareholders Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660-2108.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Shares being offered hereby will be passed upon by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own a total of 37,000 shares of Common Stock of the Company.

                                     EXPERTS

         The consolidated financial statements of Viragen, Inc. appearing in Viragen, Inc.'s Annual Report (Form 10-K/A) for the year ended June 30, 1998, as amended, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         Insofar as indemnification for liabilities arising under the Act is permitted as to directors, officers and controlling persons of the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy. The Company will be governed by the final adjudication of such issue.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering.

         Registration fee......................................        $ 1,734
         Legal fees and expenses...............................         10,000*
         Accounting fees and expenses..........................         10,000*
         Printing expenses.....................................          3,000*
         Miscellaneous.........................................          2,266*
                                                                       -------
         Total ................................................        $27,000*
                                                                       =======
---------------------
*Estimated

Item 15. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         Insofar as indemnification for liabilities arising under the Act is permitted as to directors, officers and controlling persons of the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy. The Company will be governed by the final adjudication of such issue.

Item 16. Exhibits.

EXHIBIT           DESCRIPTION
-------           -----------
(2)               Plan of acquisition, reorganization, arrangement, liquidation or succession (incorporated by reference to the Company's registration statement on Form S-3 dated April 15, 1997, as amended, File No. 333-25187, Part II, Item 16, (2)("April 1997
                  Form S-3)).

(2)(i)            Plan of Merger between Florida Immunological Institute, Inc.
                  and Vira- Tech, Inc., dated September 30, 1986 (incorporated by reference to the Company's registration statement on Form S-2, dated October 24, 1986, as amended File No. 33-9714 ("1986 Form S-2"), Part II, Item 16, 2.1)

(2)(ii) Articles of Merger of Florida Immunological Institute into Vira-Tech, Inc., dated September 30, 1986 (incorporated by reference to 1986 Form S-2, Part II, Item 16, 2.2)

(3)(i) Articles of Incorporation and By-Laws (incorporated by reference to the Company's registration statement on Form S-1, dated June 8, 1981, as amended, File No. 2-72691, "Form S-1",
                  Part II, Item 30(b) 3.1 and 3.2)

(3)(ii) Amended Certificate of Incorporation (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.2)

(4) Instruments defining the rights of security holders, including indentures (incorporated by reference to April 1997 Form S-3,
                  Item 16, (4))

(4)(i) Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II,
                  Item 16, 4.4)

(4)(ii) Specimen Certificate for Unit (Series A Preferred Stock and Class A Warrant) (incorporated by reference to 1986 Form S-2,
                  Part II, Item 16, 4.5)

EXHIBIT           DESCRIPTION
-------           -----------
(4)(iii)          Omitted

(4)(iv)           Omitted

(4)(v)            Omitted

(4)(vi)           Omitted

(4)(vii)          Omitted

(4)(viii) Form of three year 8.5% Convertible Subordinated Debenture (incorporated by reference to the Company's Current Report on Form 8- K dated November 17, 1993)

(4)(ix) Form of Stock Option Agreement dated November 19, 1993, issued to Messrs. Dennis W. Healey and Peter D. Fischbein (incorporated by reference to the Company's Current Report on Form 8-K dated November 17, 1993)

(4)(x)            1995 Stock Option Plan

(4)(xi) Certificate of Designation for Series B Preferred Stock, (incorporated by reference to the Company's Current Report on Form 8-K dated June 7, 1996)

(4)(xii)          Omitted

(4)(xiii) Certificate of Designations Preferences and Rights for Series C Preferred Stock (incorporated by reference to the Company's Current Report on Form 8-K dated February 14, 1997)

(4)(xiv) Certificate of Designations Preferences and Rights for Series D Preferred Stock (incorporated by reference to the Company's Current Report on Form 8-K dated February 14, 1997)

(4)(xv) Certificate of Designations, Preferences and Rights for Series E Preferred Stock (incorporated by reference to the Company's Current Report on Form 8-K dated March 6, 1997)

EXHIBIT           DESCRIPTION
-------           -----------
(4)(xvi)          Certificate of Designations, Preferences and Rights for Series
                  F Preferred Stock (incorporated by reference to the Company's
                  Current Report on Form 8-K dated September 22, 1997)

(4)(xvii) Certificate of Designations, Preferences and Rights for Series G 10% Cumulative Convertible Preferred Stock (incorporated by reference to the Company's Current Report on Form 8-K dated September 22, 1997)

(4)(xvii) Certificate of Designations, Preferences and Rights for Series H Preferred Stock (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-65199))

(4)(xviii) Certificate of Designations, Preferences and Rights of Series I Preferred Stock (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-65199))

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of the securities being registered (previously filed)

(10)              Material contracts

(10)(i) Research Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore S-1, File No. 2-89390, dated February 10, 1984 ("Medicore S-1"), Part II, Item 16(a)(10)(xxxiii))

(10)(ii) License Agreement between the Registrant and Viragen Research Associates Limited Partnership dated December 29, 1983 (incorporated by reference to Medicore S-1, Part II, Item 16
                  (a)(10)(xxxiv))

(10)(iii)         Omitted

(10)(iv) Royalty Agreement between the Company and Medicore, Inc. dated November 7, 1986 (incorporated by reference to the November 1986 Form 8-K, Item 7(c)(i))

(10)(v) Amendment to Royalty Agreement between the Company and Medicore, Inc. dated November 21, 1989 (incorporated by reference to the Company's Current Report on Form 8-K dated December 6, 1989, Item 7 (c)(i))

EXHIBIT           DESCRIPTION
-------           -----------
(10)(vi)          Promissory Note from the Company to Medicore, Inc. dated
                  August 6, 1991 (incorporated by reference to the Company's
                  1991 Form 10-K, Part IV, Item 10(a)(10)(xx))

(10)(vii) Loan Agreement between the Company and Medicore, Inc. dated January 31, 1991 (incorporated by reference to the Company's Current Report on Form 8-K dated February 26, 1991, Item 7(c)(ii))

(10)(viii) Amendment to Loan Agreement between the Company and Medicore, Inc. dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxi))

(10)(ix) Florida Real Estate Mortgage and Security Agreement from the Company to Medicore, Inc. dated August 6, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxii))

(10)(x)           Omitted

(10)(xi)          Omitted

(10)(xii) Promissory Note to Equitable Bank dated August 2, 1991 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the second quarter ended June 30, 1991 ("June, 1991 Form 10-Q"), Part II, Item 6(a)(28)(i))

(10)(xiii) Mortgage and Security Agreement issued to the Equitable Bank dated August 2, 1991 (incorporated by reference to the Company's June, 1991 Form 10-Q, Part II, Item 6(a)(28)(ii))

(10)(xiv)         Acquisition Agreement between the Company and Medicore, Inc.
                  dated August 2, 1991 (incorporated by reference to the Company's 1991 Form 10-K, Part IV, Item 14(a)(10)(xxiii))

(10)(xv) Lease between the Company and Medicore, Inc. dated December 8, 1992 (incorporated by reference to the Company's Current Report on Form 8-K, dated January 21, 1993 ("January 1993 Form 8-K"), Item 7(c)(10)(i))

EXHIBIT           DESCRIPTION
-------           -----------

(10)(xvi) Addendum to Lease between the Company and Medicore, Inc. dated January 15, 1993 (incorporated by reference to the Company's January 1993 Form 8-K, Item 7(c)(10)(ii))

(10)(xvii) Agreement for Sale of Stock between the Company and Cytoferon Corp. dated February 5, 1993 (incorporated by reference to the Company's Current Report on Form 8-K, dated February 11, 1993,
                  Item 7(c)(28))

(10)(xviii) Addendum to Agreement for Sale of Stock between the Company and Cytoferon Corp. dated May 4, 1993 (incorporated by reference to the Company's Current Report on Form 8-K dated May 5, 1993, Item 7(c)(28)(i))

(10)(xix) Amendment No. 2 to the Royalty Agreement between the Company and Medicore, Inc. dated May 11, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV,
                  Item 14(a)(10)(xix))

(10)(xx) Note and Mortgage Modification Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV,
                  Item 14(a)(10)(xx))

(10)(xxi) Amendment No. 2 to the Loan Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV,
                  Item 14(a)(10)(xxi))

(10)(xxii) Amendment to Acquisition Agreement between the Company and Medicore, Inc. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV,
                  Item 14(a)(10)(xxii))

(10)(xxiii) Marketing and Management Services Agreement between the Company and Cytoferon Corp. dated August 18, 1993 (incorporated by reference to the Company's June 30, 1993 Form 10-K, Part IV, Item 14(a)(10)(xxiii))

(10)(xxiv) Agreement for Sale of Stock between Cytoferon and the Company dated November 19, 1993 (incorporated by reference to the Company's current report on Form 8-K, dated November 12, 1993)

(10)(xxv) Employment Agreement between Gerald Smith and the Company dated November 19, 1993 (incorporated by reference to the

EXHIBIT           DESCRIPTION
-------           -----------

                  Company's current report on Form 8-K, dated November 12, 1993) as amended by Modified Employment Agreement dated December 15, 1994

(10)(xxvi) Common Stock Purchase Warrant Agreement between Northlea Partners Ltd. and the Company dated January 6, 1994 (incorporated by reference to the Company's Current Report on Form 8- K, dated November 17, 1993)

(10)(xxvii) Management Consulting Agreement between the Company, Medvest, Inc. and Dr. John Abeles dated January 6, 1994 (incorporated by reference to the Company's Current Report on Form 8-K, dated November 17, 1993)

(10)(xxviii) Employment Agreement between Dennis W. Healey and the Company dated April 8, 1994 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1994) as amended by Modified Employment Agreement dated December 15, 1994

(10)(xxix) Promissory Note between the Company and Gerald Smith dated April 18, 1994 (incorporated by reference to the Company's June 30, 1994 Form 10-K, Part IV, Item 14(a)(10)(xxviii))

(10)(xxx) Employment Agreement between Charles F. Fistel and the Company dated July 1, 1994 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1994) as amended by Modified Employment Agreement dated December 15, 1994

(10)(xxxi) Placement Agent Agreement and Common Stock Purchase Warrant issued to Laidlaw Equities, Inc. and designees (incorporated by reference to the April 1997 Form S-3, Part II, Item 16, 10(xxxi)).

(10)(xxxii)       Amendment No. 1 to Agreement for Sale of Stock with Cytoferon

(10)(xxxiii)      Modified Sale of Stock and Stock Option Agreement with Peter
                  D. Fischbein(1) (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxiii))

(10)(xxxiv) Agreement with Moty Hermon (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxiv))

EXHIBIT           DESCRIPTION
-------           -----------
(10)(xxxv)        Agreement with University of Nebraska Medical Center
                  (incorporated by reference to the Company's 1995 Form SB-2,
                  Part II, Item 27(10)(xxxv))

(10)(xxxvi) License and Manufacturing Agreement with Common Services Agency (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxiv))

(10)(xxxvii) Agreed Motion for Consent Final Order and Settlement Agreement dated August 29, 1995 (incorporated by reference to the Company's June 30, 1995 Form 10-KSB)

(10)(xxxviii)     Agreement and Plan of Reorganization dated November 8, 1995 and Amendment thereto (incorporated by reference to the Company's Post-Effective Amendment No. 1 to Registration
                  Statement on Form SB-2)

(10)(xxxix) Private Securities Subscription Agreement dated June 7, 1996, and Registration Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K dated June 7,
                  1996)

(10)(xl) Employment Agreement between Charles F. Fistel and the Company dated July 1, 1996 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

(10)(xli) Stock Option Agreement between the Company and Fred D. Hirt dated August 2, 1996 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

(10)(xlii) Form of Private Securities Subscription Agreement dated November 27, 1996 and related Registration Rights Agreement and Common Stock Purchase Warrant (incorporated by reference to the Company's Current Report on Form 8-K dated February 14,
                  1997)

(10)(xliii) Private Securities Subscription Agreement dated February 3, 1997 and related Regulation Rights Agreement, Common Stock Purchase Warrant and related agreements (incorporated by reference to the Company's Current Report on Form 8-K dated February 14, 1997)

EXHIBIT           DESCRIPTION
-------           -----------
(10)(xliv)        Securities Purchase Agreement dated as of December 31, 1996 and related Registration Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K dated
                  March 6, 1997)

(10)(xlv) Employment Agreement between Gerald Smith and the Company dated March 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K, dated June 30, 1997)

(10)(xlvi) Employment Agreement between Dennis W. Healey and the Company dated March 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1997)

(10)(xlvii) Employment Agreement between Robert C. Reeh and the Company dated May 19, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1997)

(10)(xlviii) 11 month 10% Promissory Note dated July 1, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated August 28, 1997)

(10)(xlix) Employment Agreement between Robert H. Zeiger and the Company dated August 1, 1997 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1997)

(10)(l)           Omitted

(10)(li)          Omitted

(10)(lii) Stock Exchange Agreement (Series F Convertible Preferred Stock Exchange Agreement) (incorporated by reference to the Company's Current Report on Form 8-K dated September 22, 1997,
                  Item 7(c)4)

(10)(liii) Stock Exchange Agreement (Series G Convertible Preferred Stock Exchange Agreement) (incorporated by reference to the Company's Current Report on Form 8-K dated September 22, 1997,
                  Item 7(c)5)

(10)(liv) 10% Promissory Note to Clearwater Fund IV, LTD. (incorporated by reference to the Company's Current Report on Form 8-K dated September 22, 1997, Item 7(c)1)

EXHIBIT           DESCRIPTION
-------           -----------
(10)(lv)          Cooperation and Supply Agreement between the Company and the
                  German Red Cross dated May 19, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
                  June 30, 1998)

(10)(lvi) Series H Convertible Preferred Stock, Form of Subscription Agreement dated February 17, 1998 and related Registration Rights Agreement and Common Stock Purchase Warrants (incorporated by reference to the Company's Registration Statement on Form S-3 dated April 17, 1998)

(10)(lvii) Series I Convertible Preferred Stock, Form of Subscription Agreement dated April 2, 1998 and related Registration Rights Agreement and Common Stock Purchase Warrants (incorporated by reference to the Company's Registration Statement on Form S-3 dated April 17, 1998)

(10)(lviii) Cooperation and Supply Agreement between the Company, Viragen Deutschland GmbH and German Red Cross dated March 19, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality request submitted to the Securities and Exchange Commission (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

(10)(lix) Buffycoat Supply Agreement between American's Blood Centers and the Company dated July 15, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to the Securities and Exchange Commission) (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

(10)(lx) Agreement between the Company the American Red Cross dated August 18, 1998 (incorporated by reference o the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

(10)(lxi) Placement Agreement, Placement Agent Warrant and Investor Warrant dated September 22, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

10(lxii) Purchase Agreement between the Registrant, the Isosceles Fund and Cefeo Investments Limited dated march 17, 1999.**

10(lxiii)         8% Redeemable Convertible Promissory Note to the Isosceles
                  Fund dated March 17, 1999.*

EXHIBIT           DESCRIPTION
-------           -----------
10(lxiv)          8% Redeemable Convertible Promissory Note to Cefeo Investments
                  Limited dated March 17, 1999.*

10(lxv) Common Stock Purchase Warrant issued to the Isosceles Fund dated March 17, 1999.*

10(lxvi) Common Stock Purchase Warrant issued to Cefeo Investments Limited dated March 17, 1999.*

10(lxvii)         Common Stock Purchase Warrant issued to Ven-Gua Capital
                  Markets Ltd. dated March 17, 1999.*

10(lxviii)        Common Stock Purchase Warrant issued to Elliott, Lane &
                  Associates, Inc. dated March 17, 1999.*

10(lxix) Common Stock Purchase Warrant issued to Ballsbridge Finance Ltd dated March 17, 1999.*

10(lxx) Registration Rights Agreement between the Registrant, The Isosceles Fund and Cefeo Investments Limited dated March 17, 1999.*

10(lxxi) Registration Rights Agreement between the Registrant, Ballsbridge Finance Limited, Elliot, Lane & Associates, Inc. and Ven-Gua Capital Markets, Ltd. dated March 17, 1999.*

(11) Computation of Per Share Earnings (incorporated by reference to the Company's Quarterly Report on Form 10-Q dated February 10, 1998, Part II, Item 6 (11))

(21) Subsidiaries of the Registrant (incorporated by reference to the Company's June 30, 1996 Form 10-KA/1)

(23)(i)           Consent of Ernst & Young LLP*

(23)(ii) Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included as part of Exhibit (5))

-----------------------
 * Filed herewith.
** To be filed by amendment.

Item 17. UNDERTAKINGS.

         (a) The undersigned Company hereby undertakes:

                  (i) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                  (ii) that, for determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof;

                  (iii) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

                  (iv) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation and the State of Florida, on the 6th day of April, 1999.

                                                     VIRAGEN, INC.



                                             By: /s/ Gerald Smith
                                                 -----------------------------
                                             Gerald Smith
                                             Chairman of the Board of Directors
                                             and President


SIGNATURE                                     TITLE                                        DATE
---------                                     -----                                        ----
/s/ Gerald Smith                       Chairman of the                                April 6, 1999
----------------------------------     Board of Directors,
Gerald Smith                           President and Principal
                                       Executive Officer




/s/ Dennis W. Healey                   Executive Vice President                       April 6, 1999
----------------------------------     Treasurer, Principal
Dennis W. Healey                       Financial  Officer,
                                       Director and Secretary



/s/ Jose I. Ortega                     Controller and Principal
----------------------------------     Accounting Officer                             April 6, 1999
Jose I. Ortega



/s/ Sidney Dworkin                     Director                                       April 6, 1999
----------------------------------
Sidney Dworkin



SIGNATURE                                     TITLE                                        DATE
---------                                     -----                                        ----

/s/ Peter D. Fischbein                 Director                                       April 6, 1999
-----------------------------------
Peter D. Fischbein



/s/ Carl N. Singer                     Director                                       April 6, 1999
----------------------------------
Carl N. Singer



/s/ Charles J. Simons                  Director                                       April 6, 1999
----------------------------------
Charles J. Simons



                                       Director                                       April 6, 1999
----------------------------------
Robert H. Zeiger


/s/ Robert Salisbury                   Director                                       April 6, 1999
----------------------------------
Robert Salisbury